UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2005

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri	63302-0900
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2005, LMI Aerospace, Inc. (the “Company”) entered into a memorandum of Understanding with Gulfstream Aerospace Corporation (“MOU”) outlining a five-year agreement with Gulfstream Aerospace Corporation for wing and fuselage components and kits for the Gulfstream G450, G500 and G550.

The MOU provides for a term of November 1, 2005 to January 31, 2006. The MOU establishes pricing through December 31, 2010 of product under existing contracts between LMI and Gulfstream as well as components currently sold only on a purchase order basis. The parties settled any outstanding pricing issues for 2005.

The MOU provides for the parties to implement bonding pricing protection, a process for tool maintenance, an allocation of research and development costs associated with the transition from side pull to end pull skins and doublers, a modified treatment of late deliveries and the min max system and to resolve certain other pricing and other open issues.

Section 8 - Other Events.

Item 8.01. Other Events.

On November 2, 2005, LMI Aerospace, Inc. issued a press release announcing the execution of the MOU.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Text of press release dated November 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2005

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Chief Financial Officer and Secretary

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